UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 13, 2010

SINO PAYMENTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53537
(State or other jurisdiction of incorporation)	(Commission File No.)

Unit T25, GF Bangkok Bank Building

18 Bonham Strand West

Sheung Wan, Hong Kong

(Address of principal executive offices and zip code)

(203) 652-0130

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

     .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Valitor Agreement

On January 13, 2010,  (the "Registrant") signed an agent agreement with Valitor (the "Valitor Agreement") to refer European credit and debit card accepting merchants. As a result of the Valitor Agreement, the Registrant is now able to market to and sign up both ecommerce and physical store merchants (card present) throughout Europe with a single seamless data processing platform available worldwide.

Payvision Agreement

On January 19, 2010, the Registrant signed an agreement with Payvision (the "Payvision Agreement") as an agent for the sale of credit and debit card merchant accounts.

The Valitor Agreement and the Payvision Agreement are attached to this Current Report as Exhibits 10.1 and 10.2, respectively.

The foregoing descriptions of the Valitor Agreement and the Payvision Agreement are only summaries, do not purport to be complete and are qualified in their entirety by reference to each agreement, a copy of which are filed as Exhibits 10.1 and 10.2 to this Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On January 20, 2010, the Registrant announced that it had entered into the Valitor Agreement.

On January 27, 2010, the Registrant announced that it had entered into the Payvision Agreement.

A copy of the releases are attached as Exhibits 99.1 and 99.2 hereto. This information shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Item 9.01 Financial Statements and Exhibits

Exhibit #	Description
10.1 10.2 99.1 99.2

Valitor Agreement dated January ___, 2010.

Payvision Agreement dated January 4, 2010.

Press Release announcing Valitor Agreement dated January 20, 2010.

Press Release announcing Payvision Agreement dated January 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO PAYMENTS, INC.

Date: February 8, 2010	By:	/s/ Matthew Mecke
Matthew Mecke
Chief Executive Officer

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